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                                                                    EXHIBIT 21.1

                           EXHIBIT 21.1 - SUBSIDIARIES

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

                                                             JURISDICTION OF    PERCENTAGE
      NAME                                                    ORGANIZATION       OWNERSHIP
      ----                                                   ---------------    ----------
Capital Senior Living, Inc.                                      Texas              100%

Capital Senior Development, Inc.                                 Texas              100%

Capital Senior Management 1, Inc.                                Texas              100%

Capital Senior Management 2, Inc.                                Texas              100%

Capital Senior Living Properties, Inc.                           Texas              100%

Capital Senior Living Properties 2, Inc.                         Texas              100%

Capital Senior Living Properties 2, - Atrium of Carmichael,      Delaware           100%
Inc.

Capital Senior Living Properties 2, - Crossword Oaks, Inc.       Delaware           100%

Capital Senior Living Properties 2 - Gramercy, Inc.              Delaware           100%

Capital Senior Living Properties 2, - Heatherwood, Inc.          Delaware           100%

Capital Senior Living Properties 2 - NHPT, Inc.                  Delaware           100%

Capital Senior Living Properties 2, - Tesson Heights, Inc.       Delaware           100%

Capital Senior Living Properties 2 - Veranda Club, Inc.          Delaware           100%

Capital Senior Living Properties 3, Inc.                         Delaware           100%

Capital Senior Living Properties 4, Inc.                         Delaware           100%

Capital Senior Living A, Inc.                                    Delaware           100%

Capital Senior Living, ILM-A, Inc.                               Delaware           100%

Capital Senior Living P-B, Inc.                                  Delaware           100%

Capital Senior Living ILM-B, Inc.                                Delaware           100%

Capital Senior Living P-C, Inc.                                  Delaware           100%

Capital Senior Living ILM-C, Inc.                                Delaware           100%

Capital Senior Living Acquisition, LLC                           Delaware           100%

HealthCare Properties, L.P.                                      Delaware            57%

Quality Home Care, Inc.                                          Indiana            100%
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